UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-170173	27-3648243
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 San Joaquin Plaza, Suite 160

Newport Beach, California 92660

(Address of principal executive offices)

(949) 718-9898

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 13, 2012, O’Donnell Strategic Industrial REIT, Inc. (the “Company”), through OD Flowers Tampa, LLC, a wholly owned subsidiary of O’Donnell Strategic Industrial REIT Operating Partnership, LP, the Company’s operating partnership, completed the acquisition of 100% of the interest in a 12,160 square foot build-to-suit industrial facility, located in Tampa, Florida (the “Florida Property”), for a purchase price of $1,684,067, plus closing costs. The seller of the Florida Property, Flowbake Tampa East, LLC (“Tampa East”), is not affiliated with the Company, O’Donnell Strategic Industrial Advisors, LLC, the Company’s advisor, or its respective affiliates.

The acquisition was funded by net proceeds from the Company’s ongoing public offering. In connection with the acquisition, the Company will pay an acquisition fee of approximately $34,000, or 2% of the purchase price, to its advisor. An affiliate of the Company’s advisor has been retained to manage, operate, lease and supervise the overall maintenance of the Florida Property and will receive a property management fee of 3.0% of the monthly revenue derived from the Florida Property. The Company believes the Florida Property is adequately insured.

The Florida Property was constructed in 2012. The current sole tenant is Flowers Baking Co. of Bradenton, LLC (the “Tenant”), which is wholly-owned by Flowers Foods, Inc. The Company believes the Tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Florida Property and the principal nature of business of the Tenant are related to the baked goods industry.

The following table shows, as of December 13, 2012, the current effective annual rental income, lease expiration and renewal options for the Tenant of the Florida Property:

			Base Rent	Lease Term
Tenant	Square Feet	Current Annual Base Rent(2)	per Square Foot	Beginning	Ending	Renewal Options
Flowers Baking Co. of Bradenton, LLC (1)	12,160	$124,200	$10.21	12/1/2012	11/30/2027	N/A

(1)	The Tenant entered into a net lease pursuant to which the Tenant is required to pay all operating expenses of the building.
(2)	Rent increases every five years by 5% of the then current annual base rent.

In evaluating the Florida Property as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operator of the facility, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and we cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’Donnell Strategic Industrial REIT, Inc.

Dated: December 18, 2012	By:	/s/ Christopher S. Cameron
	Name:	Christopher S. Cameron
	Title:	Chief Financial Officer, Treasurer and Secretary